CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-263676 on Form S-6 of our report dated April 20, 2022, relating to the financial statement of FT 10017, comprising Ameriprise Moderate Dividend & Growth (MDG) Portfolio, April 2022 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 20, 2022